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                                 EMPLOYMENT AGREEMENT


    THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 3rd day of March, 1997, contemporaneously with the Change in Control agreement, by and between HOME FEDERAL SAVINGS BANK, a South Dakota corporation (hereinafter referred to as the "Bank") P. O. Box 5000, Sioux Falls, South Dakota 57117-5000 and Gene F. Uher (the "Employee"), currently residing at 4915 Caraway Drive, Sioux Falls, South Dakota 57106.

                                       RECITALS

    A. The Employee is commencing employment March 3, 1997 in the position of Executive Vice President and Chief Operations Officer.

    B. The Bank recognizes the important service that the Employee will provide for the Bank and provides this Agreement as consideration for the work he will perform for the Bank.

    C. The Bank has approved and authorized the execution of this Agreement with the Employee to take effect as stated in Section 4 hereof.

    D. The Bank has approved and authorized the execution of a Change-in-Control Agreement with the Employee contemporaneously with this Agreement.

                                      COVENANTS

    NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained and further contained in the Change-in-Control Agreement between the parties executed contemporaneously herewith, the parties agree as follows:

    1.   EMPLOYMENT.

         (a) The Employee will be employed by the Bank as Executive Vice President and Chief Operations Officer. As Executive Vice President and Chief Operations Officer, Employee shall have all such authority, powers, duties and responsibilities customarily afforded to the office of Executive Vice President and Chief Operations Officer. The Employee shall continue to devote his best efforts and substantially all his business time and attention to the business and affairs of the Bank and its subsidiaries and affiliated companies, if any. The Employee shall not, during the term of this Agreement, engage in any other business activity without the Bank's prior written consent. Employee shall report to the Chairman/President/Chief Executive Officer.



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         (b)  Nothing in the preceding paragraph shall preclude the Employee from (i) serving on the Boards of Directors of other for-profit or of non-profit corporations, as long as service on the same does not conflict with the Employee's obligations to provide his full-time, best efforts employment to the Bank, and (ii) devoting time to "passive investments" not related to service performed on behalf of the Bank. "Passive investments" shall mean investments which do not require any substantial services on behalf of the Employee to the entity which constitutes the investment, which will not detract from the Employee's performance under this Agreement and in which the Employee will invest only his personal funds and/or those of his family.

    2.   COMPENSATION.

         (a) BASE SALARY. The Bank agrees to pay the Employee a base salary of $140,000 per year (payable in bi-monthly increments of $5,833.33) during the term of this Agreement subject to any increases as provided below ("Base Salary"). The Employee's base salary shall be reviewed annually.

         (b) SHORT-TERM INCENTIVE BONUS. Employee shall be entitled to participate in the Bank's Value-Added Short Term Incentive (ACE) Plan and shall receive whatever award is provided for Employee under that plan. In addition the Employee shall participate in the Bank's Short Term Incentive Plan for Senior Management at a Tier II award level.

         (c) LONG-TERM INCENTIVE PLAN. Employee shall participate in the Bank's Stock Based Long Term Incentive Plan for Senior Management at a Tier II award level.

         (d) EXPENSES. During the term of his employment hereunder, the Employee shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by him (in accordance with the policies and procedures at least as favorable to the Employee as those presently applicable to the Bank's Executive Officers) in performing services hereunder, provided that the Employee properly accounts therefor in accordance with the Bank policy.

    3.   BENEFITS.

         (a) PARTICIPATION IN RETIREMENT AND EMPLOYEE BENEFIT PLANS. The Employee shall be entitled while employed hereunder to participate equitably in, and receive benefits under, all plans relating to stock options, stock purchases, pension, salary deferral, thrift, profit-sharing, group life insurance, medical coverage, tuition reimbursement, annual bonus, disability, and other retirement or employee benefits or combinations thereof, that are now or hereafter maintained for the benefit of the Bank's Executive Officers of the same ranking or for its employees generally.


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         (b)  FRINGE BENEFITS.  The Employee shall be eligible while employed hereunder to participate in, and receive benefits under, any other fringe benefits which are or may become applicable to the Bank's Executive Officers of the same ranking or to its employees generally.

    4.   TERM.

         The term of employment under this Agreement shall be a period of three
(3) years commencing on March 3, 1997 (the "Commencement Date"), subject to earlier termination as provided herein. The term of employment under this Agreement shall be extended under the same terms for a period of one year unless at least 90 days prior to the expiration of the initial term or any renewal term, either the Employee gives written notice to the Chief Executive Officer or the Chief Executive Officer gives notice to the Employee that it intends to terminate the Agreement at the end of its initial term or renewal thereof. Such notice shall be in writing. An annual performance evaluation of the Employee will be performed by the Chairman/Chief Executive Officer/President and reported to the Board of Directors. Following that report and only if the Chairman/Chief Executive Officer/President elects not to extend the term for one additional year, the Chairman shall give written notice of the Bank's intent not to extend the term for one additional year at least 90 days in advance of the date on which the term of employment under this Agreement would otherwise be extended. Reference herein to the term of this Agreement shall refer to both such initial term and any extensions thereof.

    5.   PERSONAL TIME OFF.

         The Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as Personal Time Off ("PTO"), provided that:

         (a) The Employee shall be entitled to PTO, in the amount accrued under the Home Federal Savings Bank's Personal Time Off Policy and Procedures (the "PTO Policy").

         (b) The Employee shall utilize any PTO benefit in accordance with the PTO Policy.

         (c) The Employee shall schedule the timing of PTO in a manner which does not interfere with the Bank's ability to effectively deliver quality service.


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    6.   TERMINATION OF EMPLOYMENT.

         (a) TERMINATION FOR CAUSE. The Chief Executive Officer may terminate the Employee's employment at any time for Cause. Upon Termination for Cause, Employee shall be entitled to compensation and benefits up to the date of employment termination, but shall be entitled to no additional compensation or benefits.

         CAUSE. Termination by the Bank of Employee's employment for "Cause" shall mean termination upon (i) the willful and continued failure by Employee to substantially perform Employee's duties with the Bank (other than any such failures resulting from Employee's disability or from Employee's termination for Good Reason), after a demand for substantial performance is delivered to Employee which specifically identifies the manner in which the Bank believes that Employee has not substantially performed his duties, and Employee has failed to resume substantial performance of those duties on a continuous basis within 14 days of receiving such demand, (ii) Employee's willful engaging in conduct which is demonstrably and materially injurious to the Bank, monetarily or otherwise, (iii) Employee's conviction of a felony which impairs his ability substantially to perform Employee's duties with the Bank, (iv) the Employee's personal dishonesty, incompetence, breach of fiduciary duty for personal profit or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or (v) the Employee's material breach of this Agreement. For purposes of this Subsection, no act, or failure to act, on the part of the Employee shall be deemed "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee's action or omission was in the best interest of the Bank. Failure to perform duties with the Bank during any period of disability shall not constitute Cause.

         Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee written notice from the Chief Executive Officer stating that in the good faith opinion of the Chief Executive Officer the Employee was guilty of conduct constituting "Cause" as set forth above and specifying the particulars thereof.

         (b) TERMINATION OF EMPLOYMENT WITHOUT CAUSE. The Chairman/Chief Executive Officer/President may terminate the Employee's employment at any time, but any termination, other than for Cause, shall not prejudice the Employee's right to compensation or other benefits under the Agreement during the remainder of its Term. Employee shall in such case be entitled to receive the following:



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              i)   his then-applicable base salary for the then-remaining term of the Agreement as calculated in accordance with Section 4 hereof, payable in such manner and at such times as such salary would have been payable to the Employee under Section 2 had he remained in the employ of the Bank,

              ii) his health insurance coverage for the then-remaining term of the Agreement as calculated in accordance with Section 4 hereof, provided that the Employee pays any employee contribution required of employees at the senior executive level,
              iii) awards under the Senior Management Short Term and Long Term Incentive Plans for the preceding fiscal year if employment ended after the fiscal year end but before the award was paid. All potential awards under the Long Term and Short Term Plans for a fiscal year not completed at employment termination shall be forfeited.

              iv) individual out-placement counselling services paid by the Bank.

    (c) "TERMINATION" OR "INVOLUNTARY TERMINATION". The terms "termination" or "involuntarily terminated" in this Agreement shall refer to the termination of the employment of Employee without his express written consent. In addition, a material diminution of or interference with the Employee's duties, responsibilities and benefits, shall be deemed and shall constitute an involuntary termination of employment to the same extent as express notice of such involuntary termination.

    (d) VOLUNTARY TERMINATION. The Employee may voluntarily terminate his employment at any time upon 90 days written notice to the Bank or upon such shorter period as may be agreed upon between the Employee and the Board of Directors of the Bank. In the event of such voluntary termination, except in the case of a Change in Control, as defined in the Change-in-Control Agreement between the parties, the Bank shall be obligated to continue to pay the Employee his base salary only through the date of termination, at the time such payments are due, and the Bank shall have no further obligation to the Employee under this Agreement.

    (e) CHANGE-IN-CONTROL. In the event of a Change-in-Control, as defined in the Change-in-Control Agreement between the parties executed contemporaneously with this Agreement, the provisions of that Change-in-Control Agreement shall supersede and override any rights under this Agreement. The Employee is not entitled to payments under this Agreement in the event of a "Change-in-Control".

    (f) DEATH. In the event of the death of the Employee during the term of employment under this Agreement and prior to any termination hereunder, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Bank the salary of the Employee through the last day of the calendar month in which his death shall have occurred, and the term of employment under this Agreement shall end on such last day of the month.


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    (g)  DISABILITY.  If during the term of employment hereunder the Employee shall become disabled or incapacitated to the extent that he is unable to perform the normal duties of his position, as determined by the Bank's disability insurance carrier, he shall be entitled to receive disability benefits of the type provided for other executive employees of the Bank. In such event, the rights of the Employee to receive the salary stated in Section 2 hereof shall be suspended after a period of six months until such time as the Employee is able to resume his duties.

    (h) If the Employee is suspended from officer and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(e) or (g((1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. Section 1818(e)(3); (g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of the obligations which were suspended.

    (i) If the Employee is removed from office and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. Section 1818(e)(4); (g)(1), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

    (j) If the Bank becomes in default (as defined in Section 3(x)(1) of the FDIA, 12 U.S.C. Section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the parties.

    (k) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("OTS") or his or her designee at the time the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation ("RTC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA, 12 U.S.C. Section 1823(c); or (ii) by the Director of the OTS or his or her designee at the time the Director of the OTS or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition.

    Any rights of the parties that have already vested, however, shall not be affected by any such action.


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    7.   REIMBURSEMENT OF ATTORNEY'S FEES.

         (a) TERMINATION FOR CAUSE. In the event the Bank purports to terminate the Employee for Cause, but it is determined by a court of competent jurisdiction that Cause did not exist for such termination, or if in any event it is determined by any such court that the Bank has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

         (b) OTHER TERMINATION. In all other events, except from the event described in subsection 7(a), above, the Employee shall not be entitled to reimbursement of attorney's fees or costs.

    8. COVENANT NOT TO COMPETE. The Employee covenants and agrees that in the event he voluntarily terminates his employment under Section 6(d) hereof, for a period commencing at the Date of Termination and continuing for a period of twelve months thereafter, the Employee will not (a) disclose any trade secrets owned by the Bank and learned by the Employee as a result of such employment, (b) solicit any customers who were customers of the Bank within the 12 months immediately preceding the Date of Termination for the benefit of any company or business described in (c) below, or (c) own any part of a Competitor
(1)(other than a public company as to which Employee owns five percent or less of the outstanding Common Stock) or work on a full-time, part-time or consulting basis for any corporation, partnership, sole proprietorship, or any other legal entity which is a Competitor (irrespective of the actual location of the Competitor) within the continental United States. For purposes of this Agreement, the Employee's obligations of nonuse and nondisclosure set forth in this Section 8 shall not apply to any information which: (a) is or becomes part of the public domain otherwise than as a consequence of a breach by the Employee of his obligations under this Agreement; (b) was already known to the Employee prior to receipt from the Bank; (c) is lawfully disclosed by the Bank to any third party without restriction; or (d) is disclosed by a third party to the Employee without restriction. This covenant not to compete shall not apply to the Employee if his employment is terminated by the Bank for Cause.

    9.   CONFIDENTIAL INFORMATION.

----------------------------------
    (1)For purposes of this Section 8, "Competitor" shall be defined as a business enterprise which competes with the Bank in offering the same products or services which, in the Bank's fiscal year ended prior to the Date of Termination generated 10% or more of the Bank's total revenues as reflected in the Bank's most recent annual audited financial statements.


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         Employee acknowledges that as a result of employment with the Bank he has access to and knowledge of confidential, trade secret and proprietary information of the Bank. In exchange for the consideration set forth herein and for the consideration set forth in the Change-in-Control Agreement contemporaneously executed, Employee agrees not to disclose to anyone inside or outside the Bank or use for his own benefit or the benefit of others, any of this information without the express written consent of the Bank. Employee acknowledges an unauthorized disclosure or use of this information would be unfair and would cause the Bank irreparable harm.

    10. NO SETOFF; MITIGATION; ATTORNEYS' FEES. The Bank's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Bank may have against the Employee or others without the Employee's consent. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement. The Bank agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Bank or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereunder (including as a result of any payment pursuant to Section 6(b) of this Agreement), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

    11.  NO ASSIGNMENTS.

         (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Bank will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Bank, by an assumption agreement in form and substance satisfactory to the Employee in his sole discretion, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession or assignment had taken place. Failure of the Bank to obtain such an assumption agreement prior to the effective date of any such succession or assignment shall be a breach of this Agreement.

         (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein,


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shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

    12. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (provided that all notices to the Bank shall be directed to the attention of the Chief Executive Officer of the Bank with a copy to the Secretary of the Bank), or to such other address as either party may have furnished to the other in writing in accordance herewith. Notices shall be effective upon receipt.

    13. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

    14. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

    15. ENTIRE AGREEMENT/WAIVERS. This Agreement represents the entire agreement between the parties and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Bank and the Employee with respect to the employment of the Employee by the Bank. No waiver of the terms of this Agreement shall be binding upon either party unless in writing, signed by both parties. The waiver or failure of either party to enforce the terms of this Agreement in one instance shall not constitute a waiver of that party's rights under this Agreement with respect to other violations.

    16. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

    17. GOVERNING LAW. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of South Dakota.
    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

EMPLOYEE

/s/ Gene F. Uher
------------------------------
Gene F. Uher


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HOME FEDERAL SAVINGS BANK


By:  /s/ Curtis L. Hage
     -----------------------------
Its: Chairman, President and Chief
     Executive Officer


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